Accountants' Acknowledgment
                                                                 EXHIBIT 15

The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated July 25, 1995 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and twenty-four week periods ended June 17, 1995, and incorporated by reference in the Registration Statements on Form S-8 (No. 33-35602, No. 33-29037, No. 33-42058, No. 33-51496, No. 33-54731 and No. 33-
66150, pertaining to the PepsiCo SharePower Stock Option Plan; No. 33-43189, pertaining to the PepsiCo SharePower Stock Option Plan for Opco Employees; No. 33-22970, pertaining to the 1988 Director Stock Plan; No. 33-19539, pertaining to the 1979 Incentive Plan and the 1987 Incentive Plan; No. 33-54733, pertaining to the 1994 Long-Term Incentive Plan; No. 2-65410, pertaining to the 1979 Incentive Plan; No. 33-60965, No. 2-82645 and No. 33-51514, pertaining to the PepsiCo, Inc. Long Term Savings Program; No. 2-93163, No. 2-99532 and No. 33-10488, pertaining to the Long Term Savings Programs of Taco Bell Corp., Pizza Hut, Inc. and Kentucky Fried Chicken Corporation, respectively) and the Registration Statements on Form S-3 (No. 33-37271, pertaining to the Pizza Hut Cincinnati, Inc. and Tri-L Pizza
Huts, Inc. acquisitions; No. 33-35601, No. 33-42122, No. 33-56666 and No.
33-66146, pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Monsieur Henri Wines, Ltd.; No. 33-30658 and No. 33-38014, pertaining to the PepsiCo SharePower Stock Option Plan for Opco Employees; No. 33-42121, pertaining to the PepsiCo SharePower Stock Option Plan for PCDC Employees; No. 33-66144 pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Chevys, Inc.; No. 33-66148 pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Southern Tier Pizza Hut, Inc. and STPH Delco, Inc.; No. 33-30372, pertaining to the Pepsi-Cola Bottling Company Annapolis acquisition; No. 33-8677, pertaining to the $500,000,000 Euro-Medium-Term Notes; No. 33-39283, pertaining to the $2,500,000,000 Debt Securities and Warrants; No. 33-47527, pertaining to the Semoran Management Corporation acquisition; No. 33-53232, pertaining to the $32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds; No. 33-57181, pertaining to the $3,322,000 Debt Securities and Warrants; No. 33-51389, pertaining to the $2,500,000,000 Debt Securities and Warrants; No. 33-50685, pertaining to the extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc.) and the Registration Statements on Form S-4 (No. 33-31844, pertaining to the Erin Investment Corp. acquisition; No. 33-4635, pertaining to the A&M Food Services, Inc. acquisition; No. 33-21607, pertaining to the Pizza Hut Titusville, Inc. acquisition; No. 33-37978, pertaining to the domestic Kentucky Fried Chicken operations of Collins Foods International, Inc. acquisition; No. 33-47314, pertaining to the Pizza Management, Inc. acquisition) and in the related Prospectuses.

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                                  KPMG Peat Marwick LLP
New York, New York
July 31, 1995


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